Exhibit 23.3


Board of Directors
CGA Group, Ltd.
Craig Appin House
8 Wesley Street
Hamilton, Bermuda

                       CONSENT OF INDEPENDENT ACCOUNTANTS

Dear Sirs,

     We hereby consent to the use in this Registration Statement on Form S-1 of our reports dated March 20, 2000 relating to the financial statements of CGA Group, Ltd., which appear in such Registration Statement. We also consent to the reference to us under the heading "Experts" in such Registration Statement.

                                            /s/  PricewaterhouseCoopers

Hamilton, Bermuda
April 25, 2000